UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): January 12, 2007

0-32923
(Commission file number)

FINANCIAL MEDIA GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	33-0198542
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2355 Main Street, Suite 120 Irvine, CA 92614	(949) 486-3990
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5. Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a)   Effective January 09, 2007, Mr. Noffke resigned as Chief Financial Officer of the Company. The separation was amicable and the Company accepted Mr. Noffke’s resignation.

(b)   Effective January 10, 2007, Mr. Manu Ohri was appointed to the position of Executive Vice President of Finance and Chief Financial Officer of Financial Media Group, Inc. From August 2001 to December 2006, Mr. Ohri served as Director and Executive Vice President of Finance & Chief Financial Officer of Elephant Talk Communications, Inc., a public company and a leading telecommunications services provider in Europe, Asia and Middle East. From December 1999 to September 2002, Mr. Ohri served as Director and Executive Vice President & Chief Financial Officer for The Hartcourt Companies, Inc. From June 1999 to November 1999, Mr. Ohri served as the President and Chief Executive Officer of Pego Systems, Inc., an industrial air and gas equipment manufacturer’s representative organization, an affiliate of The Hartcourt Companies, Inc. From January 1997 to March 1999, Mr. Ohri served as Chief Operating Officer and Chief Financial Officer of Dynamic Cooking Systems, Inc., a privately held manufacturing company of upscale commercial and kitchen appliances. From September 1989 to December 1996, Mr. Ohri served as Chief Financial Officer of Startel Corporation, a public company in the software development business. Mr. Ohri’s multi-faceted experience includes operations, finance as well as administrative functions in the telecommunications, manufacturing, distribution and software development industries. Mr. Ohri is a Certified Public Accountant with over six years experience with Deloitte & Touche, LLP and PriceWaterhouseCoopers, LLP. Mr. Ohri earned his Masters Degree in Business Administration from University of Detroit in 1979 and Bachelors degree in Accounting from University of Delhi in India in 1975.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Financial Media Group, Inc.

Date: January 12, 2007	/s/ ALBERT AIMERS
Albert Aimers
Chief Executive Officer